Exhibit 3.1
CORPORATE CHARTER
I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BAY PEAK 1 OPPORTUNITY CORP., did on December 20, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 21, 2010.
/s/ Ross Miller ROSS MILLER
Secretary of State
Certified By: Sandy Edwards
Certificate Number: C20101221-0166
You may verify this certificate
online at http://www.nvsos.gov/

ROSS MILLER	Filed in the office of	Document Number
Secretary of State		20100940779-59
204 North Carson Street, Suite 4	/s/ Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4520	Ross Miller	12/20/2010 3:32 PM
(775) 684-5708	Secretary of State	Entity Number
Website: www.nvsos.gov	State of Nevada	E0610552010-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Bay Peak 1 Opportunity Corp.

2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent:	Capitol Corporate Services Inc.
Name

	[ ] Noncommercial Registered Agent	OR	[ ]Office or Position with Entity
	(name and address below)		(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	202 South Minnesota Street	Carson City	Nevada	89703
	Street Address	City		Zip Code
Nevada

	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Shares with par value: 100,000,000	Par value per share: $0.001	Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Cory Roberts
Name
	169 Bolsar Avenue	Mill Valley	CA	94941
	Street Address	City	State	Zip Code

2) David Steele

Name
	8090 N. 85th Way, Suite # 101	Scottsdale	AZ	85258
	Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
	David Steele	/s/ David Steele
	Name	Incorporator Signature
	8090 N. 85th Way, Suite # 101	Scottsdale	AZ	85258
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I herby accept appointment as Registered Agent for the above named Entity.
	/s/		12/16/10

	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

Name and Address of Additional Director

Christopher E Jensen
12012 East Arabian Park Dr.
Scottsdale AZ, 85259

ARTICLES OF INCORPORATION
of
BAY PEAK 1 OPPORTUNITY CORP.,
a Nevada corporation

ARTICLE I
NAME

The name of the corporation is Bay Peak 1 Opportunity Corp. (the "Company").

ARTICLE II
RESIDENT AGENT

The name and street address of the Company's Initial resident agent is: Capitol Corporate Services, Inc., 202 South Minnesota St., Carson City, NV, 89703.

ARTICLE III
PURPOSE

The purpose of the Company is to transact, engage in, promote, conduct, and carry on any lawful act, activity or business, and to exercise any powers permitted to corporations organized under the Nevada Revised Statutes (the "Revised Statutes").

ARTICLE IV
AUTHORIZED SHARES

The total number of shares of stock that the Company shall have the authority to issue is: one hundred ten million (110,000,000), consisting of the following: ten million (10,000,000) shares of undesignated Preferred Stock, par value of $0.0001 per share (the "Preferred Stock"), and one hundred million (100,000,000) shares of Common Stock, par value of $0.0001 per share (the "Common Stock").

Unless expressly agreed to by the Company, no holder of shares of the Company of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Company of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares. or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Company.

Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

The voting powers, designations, preferences, limitations, restrictions, and special or relative rights of the shares of each class are as follows:

A.           Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences, and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issuance of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Company (the “Board”) pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional, and other special rights of each series of Preferred Stock, and the qualifications, limitations, or restrictions thereof, if any may differ from those of any and all other series at any time outstanding.

B.           Common Stock. Except as otherwise provided by law or by these Articles of Incorporation, and subject to the express terms of any series of shares of Preferred Stock, each holder of record of outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in his or her name on the books of the Company for the election of Directors and all other matters submitted to a vote of stockholders of the Company. Except as otherwise provided by law, the holders of shares of common stock shall be entitled to such dividends as the Board may declare from time to time. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Company available for distribution to its stockholders.

ARTICLE V
DIRECTORS

A.           Numbers of Directors. The business and affairs of the Company shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Bylaws of the Company (the “Bylaws”) shall so require, the election of the Directors of the Company need not be by written ballot. Initially, the number of directors of the Company constituting the Board (the “Directors”) shall be one (I); however, the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws.

B.            Initial Director. The name and address of the initial Director is: Cory Roberts, 169 Bolsa Avenue, Mill Valley, CA 9494I.

C.            Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board. If there are no Directors in office, then the election of Directors may be held in the manner provided by nature. Any Director so chosen shall hold office until the next election of Directors or until his or her successor shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board, the remaining Directors, except as otherwise prohibited by law, there Articles of Incorporation, or the Bylaws, may exercise the powers of the full Bound until the vacancy is filled.

D.            Removal of Directors. Except for such Directors, if any, as are elected by the holders of any series of Preferred Stock, as provided for or fixed pursuant to the provisions of Article IV(A) hereof any Director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at an election of Directors, unless otherwise prohibited by law, provided, however, that the notice of such meeting shall state that the purpose of such meeting is to vote upon a removal of a Director named in the notice.

E.           Nomination of Directors. Advance written notice of stockholder nominations for the election of Directors and of any other business to be brought by stockholders’ before any meeting of stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE VI
LIMITATION OF LIABILITY

To the fullest extent permitted under the Revised Statutes, as amended from time to lime, no Director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any act or omission as a Director or officer, provided that this provision shall not eliminate or limit the liability of a Director or officer for any breach of such person’s fiduciary duty to the Company or its stockholders, which breech involves intentional misconduct, fraud, or at knowing violation of law. If the Revised Statutes are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the Revised Statutes as so amended. Any amendment repeal, or modification of the foregoing provision shall not adversely affect any right or protection of a Director or officer of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal, or modification.

ARTICLE VII
INDEMNIFICATION

A.           Right to Indemnification

(a) The Company shall indemnify end hold harmless, to the fullest extent permitted by, and in accordance with procedures set forth in, applicable law as it presently exists or may hereafter be amended, any person (a “Covered Director”) who was or is made or is threatened to be mode a party to, or in otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director of the Company or, while a Director of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Director. Notwithstanding the preceding sentence, except as otherwise provided in Article VII(C), the Company shall be required to indemnify a Covered Director in connection with a Proceeding (or part thereof) commenced by such Covered Director only if the commencement of such Proceeding (or pert thereof) by the Covered Director was authorized by the Board of Directors.

(b) The Company may indemnify and hold harmless, to the fullest extent permitted by, and in accordance with procedures set forth in. applicable law as it presently exist or may hereafter be amended, any person (a “Covered Officer”) who was or is made or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the Fact that he or she, or a person for whom he or she is the legal representative, is or was an officer of the Company or, while an officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of an Other Entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by such Covered Officer. Notwithstanding the preceding sentence, except as otherwise provided in Article VII(C), the Company may only indemnify a Covered Officer in connection with a Proceeding (or part thereof) commenced by such Covered Officer if the commencement of such Proceeding (or part thereof) by the Covered Officer was authorized by the Board of Directors.

B.            Prepayment of Expenses

(a) The Company shall pay the expenses (Including attorneys' foes} actually and reasonably incurred by a Covered Director in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of on undertaking by the Covered Director to repay all amounts advanced if it ultimately should be determined that the Covered Director is not entitled to be indemnified under this Article VI I or otherwise.

(b) The Company may pay the expenses (including attorneys’ fees) actually and reasonably incurred by a Covered Officer in defending, any Proceeding in advance of its final disposition; provided, however, that, such payment of expenses in advance of the final disposition of the Proceeding, shall be made only upon receipt of an undertaking by the Covered Officer to repay all amounts advanced if it ultimately should be determined that the Covered Officer is not entitled to be indemnified under this Article VII or otherwise.

C.           Claims. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Director or Covered Officer (each a “Covered Person”) has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

D.           Nonexclusively of Rights. The rights conferred on may Covered Person by this Article VII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise.

E.           Other Sources. The Company's obligation, if any, to indemnify or no advance expenses to any Covered Person who was or is serving at its request as a Director, officer, employee, or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

F.           Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director., officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including but not limited to an employee benefit plan, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article VII.

G.           Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

H.           Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Company, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII
ADOPTION AMENDMENT AND/OR REPEAL OF BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board is expressly authorized to make, alter and repeal the Bylaws, subject to the power of the Stockholders of the Company to alter or repeal any Bylaws whether adopted by them or otherwise.

ARTICLE IX
AMENDMENT OF ARTICLES OF INCORPORATION

The Company reserves the right at any time, and from time to time to amend, alter, change, or repeal my provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences, and privileges of whatsoever more conferred upon shareholders, Directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation, in their present form or as hereafter amended, are granted subject to the rights reserved In this Article IX.

ARTICLE X
ACTION BY STOCKHOLDERS

Any action required or permitted to be taken by the Stockholders of The Company may be taken at an annual or special meeting of stockholders of the Company or may be taken without a meeting, without prior notice, and without a vote, if consent in writing, setting forth action the actions so taken, shall be signed by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize such action at a duly convened meeting of stockholders.

ARTICLE XI
MEETINGS OF THE CORPORATIONS STOCKHOLDER

Unless otherwise provided by applicable law, a special meeting of the Company’s stockholders may be called only by (a) the Company’s Chairman of the Board, (b) a majority of the members of the Board, or (c) stockholders holding together at least twenty percent (20%) of the outstanding shares entitled to vote, and may not be called by any other person or persons.

ARTICLE XII
INCORPORATOR

The name and address of the sole incorporator is David Steele, 8090 N85th Way, Suite #101, Scottsdale, AZ 85258.

ARTICLE XIII
SPECIFIED OPPORTUNITY

To the extent permitted by law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Specified Opportunity, and waives any claim that the Specified Opportunity constitutes a corporate opportunity that should have been presented by the Covered Person to the Company; provided, however, that the Covered Person acts in good faith. A “Covered Person” is any member of the Board of Directors of the Corporation. A “Specified Opportunity” is any matter, transaction, or interest that is presented to, acquired, created, or developed by, or otherwise comes into the possession of a Covered Person, unless such matter, transaction, or interest is presented to, or acquired, created, or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a Director of the Company.

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
	Filed on the office of	Document Number
20110024443-01
	/s/ Ross Miller	Filing Date and Time
	Ross Miller	01/12/2011 2:15 PM
	Secretary of State	Entity Number
	State of Nevada	E0610552010-9

Certificate of Correction (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.  The name of the entity for which correction is being made:
Bay Peak 1 Opportunity Corp.

2.  Description of the original document for which correction is being made:
Articles of Incorporation (submission page)

3.  Filing date of the original document for which correction is being made:  12/20/2010

4.  Description of the inaccuracy or defect:
Number of authorized shares noted on submission page should be revised from 100,000,000 shares to 110,000,000 shares, per the articles of incorporation filed therewith.
Par value is 0.0001

5.  Correction of the inaccuracy or defect:
Number of authorized shares noted on submission page should be revised from 100,000,000 shares to 110,000,000 shares.
Par value is 0.0001

6. Signature:
X /s/ David Steele	President	January 12, 2011
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction Revised: 3-26-09

STATE OF NEVADA

ROSS MILLER		SCOTT W. ANDERSON
Secretary of State		Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

CERTIFIED COPY
May 26, 2011
Job Number:	C20110526-0067
Reference Number:	00003124605-61
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110391469-76	Amendment	1 Pages/1 Copies

Respectfully,

/s/ Ross Miller
Ross Miller
Secretary of State

Certified by: Robert Sandberg
Certificate Number: C20110526-0067
You may verify this certificate
online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
	Filed on the office of	Document Number
20110391469-76
	/s/ Ross Miller	Filing Date and Time
	Ross Miller	05/25/2011 4:30 PM
	Secretary of State	Entity Number
	State of Nevada	E0610552010-9

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Bay Peak 1 Opportunity Corp.

2. The articles have been amended as follows: (provide article, if available)

Article 1: The name of the corporation is KBS International Holdings Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  A majority of at least 51%

4. Effective date of filing: (optional):
(must not be later than 90 days after the certificate is file)

5. Signature: (required)

(x) /s/
Signature of Officer, Title CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit After
Revised: 3-6-09